New Nouveau Brunswick

CANADA **PROVINCE OF NEW BRUNSWICK** **BUSINESS CORPORATIONS ACT** **CERTIFICATE OF INCORPORATION** **(SECTION 6)**	**CANADA** **PROVINCE DU NOUVEAU-BRUNSWICK** **LOI SUR LES CORPORATIONS COMMERCIALES** **CERTIFICAT DE CONSTITUTION EN CORPORATION**

HIGH PLAINS URANIUM, INC.

Name of Corporation / Raison sociale de la corporation

617007

Corporation Number / Numéro de la corporation

I HEREBY CERTIFY that the above-mentioned corporation, the Articles of Incorporation of which are attached,
JE CERTIFIE que la corporation mentionnée ci-dessus, dont les statuts constitutifs sont joints à ce certificat, a été

was incorporated under the Business Corporations Act of the Province of New Brunswick.
constituée en corporation en vertu de la Loi sur les corporations commerciales de la province du Nouveau-Brunswick.

Director
Directeur [signature]

Date of Incorporation
Date de constitution

February 8, 2005
le 8 février 2005

New Nouveau Brunswick

BUSINESS CORPORATIONS ACT
FORM 1
ARTICLES OF INCORPORATION
(SECTION 4)

LOI SUR LES CORPORATIONS COMMERCIALES
FORMULE 1
STATUTS CONSTITUTIFS
(ARTICLE 4)

1 - Name of Corporation: / Raison sociale de la corporation:

HIGH PLAINS URANIUM, INC.

2 - The classes and any maximum number of shares that the corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value: / Les catégories et le nombre maximal d'actions que la coporation peut émettre ainsi que le montant maximal global pour lequel les actions peuvent être émises y compris les actions sans valeur au pair ou avec valeur au pair ou les deux et le montant de la valeur au pair;

See Schedule - Share Structure

3 - Restrictions, if any, on share transfers: / Restrictions, s'il y en a, au transfert d'actions:

No shares of the capital stock of the Corporation shall be transferred unless and until such transfer has been approved by the board of directors of the Corporation.

4 - Number (or minimum and maximum number) of directors: / Nombre (ou nombre minimum et maximum) des administrateurs:

Minimum 1 Maximum 10

5 - Restrictions, if any, on business the corporation may carry on: / Restrictions, s'il y en a, à l'activité que peut exercer la coporation:

NONE

6 - Other provisions, if any: / D'autres dispositions, le cas échéant:

See Schedule - Other Provisions

7 - Incorporators: / Fondateurs:

Date	Names - Noms	Address (include postal code) Adresses (y compris le code postal)	Signature
February 08, 2005	**LIONEL PEREZ**	**2000 MANSFIELD Avenue Suite 1400** **14 Floor** **MONTREAL QC** **H3A 3A2**	**LIONEL PEREZ**

FOR DEPARTMENT USE ONLY / RÉSERVÉ À L'USAGE DU MINISTRÈRE

Corporation No. - No. de Corporation **617007**
TN# 409675

Filed - Déposé

FILED / DÉPOSÉ FEB 0 8 2005

45-4104 (6/01)

HIGH PLAINS URANIUM, INC.

Schedule - Share Structure

The Corporation is authorized to issue an unlimited number of common shares, an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares, all without par value.

The holders of the common shares are entitled:

a) To vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

b) To receive any dividend declared by the Corporation on the common shares; and

c) Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution, liquidation or winding-up of the Corporation.

The Corporation may at any time and from time to time purchase any issued common shares outstanding from any holder of the same, and such purchase need not be made pro rata from the holders of such shares.

The rights, privileges, restrictions and conditions attaching to the Class A preferred shares shall be as follows:

a) The holders of the Class A preferred shares, in the discretion of the directors of the Corporation, shall be entitled in any year, out of the profits or surplus available for dividends, to receive non-cumulative dividends in such amount as may be determined by the directors in any year, but not exceeding twelve percent (12%) per annum of the redemption price for such shares, payable on such terms and at such time as the same may be declared by the directors of the Corporation in their discretion, and no more; provided that, in any year, the directors of the Corporation may declare dividends in respect of any other class of shares of the Corporation, in their discretion, without so declaring dividends on the Class A preferred shares and vice versa.

b) For the purposes hereof, the term "redemption price" for any Class A preferred share shall mean:

i) Where such share was issued for money, the amount for which such share was issued; or

ii) Where such share was issued in whole or in part for a consideration other than money, then the amount in money (if any) paid for the issue of such share, plus an amount equal to the fair market value of such other consideration received; such fair market value shall be calculated as at the date of issue of such share and shall be determined in accordance with recognized standards of valuation.

The redemption price shall be reduced by the amount of any return of capital paid to the holder of any Class A preferred share as of the date of such return of capital.

c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A preferred shares shall receive, before any distribution of the assets of the Corporation is made among the holders of the Class B preferred shares and common shares of the Corporation, an amount equal to the redemption price for such shares plus an amount equal to any dividends declared thereon but unpaid. The holders of the Class A preferred shares shall not be entitled to receive any amount other than or in excess of the amount hereinbefore provided for.

d) Each holder of one (1) or more Class A preferred shares shall have the right, in his discretion and at all times, to demand that the Corporation redeem all or any of the said shares registered in the name of the holder in the books of the Corporation, by presenting to the Corporation, at its registered office, a share certificate representing the Class A preferred shares that the registered holder wishes the Corporation to redeem; the said certificate shall be accompanied by a written request indicating:

i) That the registered holder wishes all or part of the Class A preferred shares represented by the said certificate to be redeemed by the Corporation; and

ii) The date (providing that it is a working day) upon which the registered holder wishes his Class A preferred shares to be redeemed. However, the said date of redemption shall not at any time be fixed at less than thirty (30) days from the date of presentation of the request.

The receipt of the said certificate and the said request shall oblige the Corporation, on the date stipulated in the request, to redeem the said Class A preferred shares by paying to the said registered holder an amount equal to the redemption price for such shares plus all dividends declared on such shares but unpaid. Commencing from the date of redemption stipulated in the written request, the holders of the said Class A preferred shares shall not be entitled to exercise any rights attaching thereto, unless the payment is not made by the Corporation on the date of redemption stipulated in the request, in which case the rights of the holders of the shares in question shall not be affected in any manner.

e) The Corporation may, upon giving notice as hereinafter provided, redeem, subject to the provisions of the Business Corporations Act (New Brunswick), the whole or any part of the Class A preferred shares on payment for each share to be redeemed of an amount equal to the redemption price for such share plus all dividends declared on such share but unpaid. In the event that only a part of the Class A preferred shares is at any time to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the directors of the Corporation in their discretion shall decide, or, if the directors of the Corporation so determine, such shares may be redeemed pro rata, disregarding fractions. Notice of redemption shall be given by registered letter mailed to the holder of each share to be redeemed at least thirty (30) days before the date fixed for redemption. Such notice shall specify the date and place fixed for redemption and shall be mailed to the address of the holder as it appears at the time of mailing on the register of shareholders kept by the Corporation. If such notice is duly given and an amount sufficient to redeem the shares is deposited with any trust company or chartered bank specified in such notice on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect of such shares except, upon surrender of certificates for such shares, to receive payment out of the monies so deposited.

f) The Corporation shall have the right, at its option, at any time and from time to time, to purchase (if obtainable) for cancellation, subject to the provisions of the Business Corporations Act (New Brunswick), the whole or any part of the Class A preferred shares outstanding by invitation for tenders addressed to all holders of record of the Class A preferred shares outstanding, at the lowest price at which, in the opinion of the directors of the Corporation, such shares are obtainable, but not exceeding the redemption price for such shares, plus all dividends declared on such shares but unpaid; provided that, if more shares are tendered in response to such invitation than the Corporation is willing or able to purchase, the shares to be selected for purchase shall be so selected pro rata according to the holdings of the Class A preferred shareholders who tender.

g) The holders of the Class A preferred shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each such Class A preferred share shall confer the right to one (1) vote in person or by proxy.

h) Subject to the issuance of a certificate by the Director under the Business Corporations Act (New Brunswick), the Corporation may at any time or times or from time to time pass a special resolution or resolutions whereby all or any of the rights, privileges, restrictions and conditions attaching to or affecting the Class A preferred shares may be amended, modified, altered or repealed, or the application thereof suspended in any particular case, but no such special resolution shall be effective or acted upon unless and until it has been sanctioned by the affirmative vote of the holders of not less than two-thirds (2/3) of the Class A preferred shares represented and voted at a meeting duly called for considering the same, in addition to such other vote of other classes of shareholders as may be required by the Business Corporations Act (New Brunswick).

The rights, privileges, restrictions and conditions attaching to the Class B preferred shares shall be as follows:

a) The holders of the Class B preferred shares, in the discretion of the directors of the Corporation, shall be entitled in any year, out of the profits or surplus available for dividends, to receive non-cumulative dividends in such amount as may be determined by the directors in any year, but not exceeding thirteen percent (13%) per annum of the redemption price for such shares, payable on such terms and at such time as the same may be declared by the directors of the Corporation in their discretion, and no more; provided that, in any year, the directors of the Corporation may declare dividends in respect of any other class of shares of the Corporation, in their discretion, without so declaring dividends on the Class B preferred shares and vice versa.

b) For the purposes hereof, the term "redemption price" for any Class B preferred share shall mean:

i) Where such share was issued for money, the amount for which such share was issued; or

ii) Where such share was issued in whole or in part for a consideration other than money, then the amount in money (if any) paid for the issue of such share, plus an amount equal to the fair market value of such other consideration received; such fair market value shall be calculated as at the date of issue of such share and shall be determined in accordance with recognized standards of valuation.

The redemption price shall be reduced by the amount of any return of capital paid to the holder of any Class B preferred share as of the date of such return of capital.

c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Class B preferred shares shall rank junior to the Class A preferred shares, but the holders thereof shall receive, before any distribution of the assets of the Corporation is made among the holders of the common shares of the Corporation, an amount equal to the redemption price for such shares plus an amount equal to any dividends declared thereon but unpaid. The holders of the Class B preferred shares shall not be entitled to receive any amount other than or in excess of the amount hereinbefore provided for.

d) The Corporation may, upon giving notice as hereinafter provided, redeem, subject to the provisions of the Business Corporations Act (New Brunswick), the whole or any part of the Class B preferred shares on payment for each share to be redeemed of an amount equal to the redemption price for such share plus all dividends declared on such share but unpaid. In the event that only a part of the Class B preferred shares is at any time to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the directors of the Corporation in their discretion shall decide, or, if the directors of the Corporation so determine, such shares may be redeemed pro rata, disregarding fractions. Notice of redemption shall be given by registered letter mailed to the holder of each share to be redeemed at least thirty (30) days before the date fixed for redemption. Such notice shall specify the date and place fixed for redemption and shall be mailed to the address of the holder as it appears at the time of mailing on the register of shareholders kept by the Corporation. If such notice is duly given and an amount sufficient to redeem the shares is deposited with any trust company or chartered bank specified in such notice on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect of such shares except, upon surrender of certificates for such shares, to receive payment out of the monies so deposited.

e) The Corporation shall have the right, at its option, at any time and from time to time, to purchase (if obtainable) for cancellation, subject to the provisions of the Business Corporations Act (New Brunswick), the whole or any part of the Class B preferred shares outstanding by invitation for tenders addressed to all holders of record of the Class B preferred shares outstanding, at the lowest price at which, in the opinion of the directors of the Corporation, such shares are obtainable, but not exceeding the redemption price for such shares, plus all dividends declared on such shares but unpaid; provided that, if more shares are tendered in response to such invitation than the Corporation is willing or able to purchase, the shares to be selected for purchase shall be so selected pro rata according to the holdings of the Class B preferred shareholders who tender.

f) Subject to the provisions of paragraph (g) hereof, the holders of the Class B preferred shares shall have no right to receive notice of, attend or vote at any meeting of shareholders of the Corporation.

g) Subject to the issuance of a certificate by the Director under the Business Corporations Act (New Brunswick), the Corporation may at any time or times or from time to time pass a special resolution or resolutions whereby all or any of the rights, privileges, restrictions and conditions attaching to or affecting the Class B preferred shares may be amended, modified, altered or repealed, or the application thereof suspended in any particular case, but no such special resolution shall be effective or acted upon unless and until it has been sanctioned by the affirmative vote of the holders of not less than two-thirds (2/3) of the Class B preferred shares represented and voted at a meeting duly called for considering the same, in addition to such other vote of other classes of shareholders as may be required by the Business Corporations Act (New Brunswick).

FILED / DÉPOSÉ FEB 0 8 2005

TN# 409675

HIGH PLAINS URANIUM, INC.

Schedule - Other Provisions

1. The number of shareholders of the Corporation shall be limited to fifty (50), not including persons who are in the employment of the Corporation and persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

2. Any invitation to the public to subscribe for any shares or debentures or other securities of the Corporation shall be prohibited.

FILED / DÉPOSÉ FEB 0 8 2005

New Nouveau Brunswick

CANADA
PROVINCE OF NEW BRUNSWICK
BUSINESS CORPORATIONS ACT
CERTIFICATE OF AMENDMENT
(SECTION 26, 117)

CANADA
PROVINCE DU NOUVEAU-BRUNSWICK
LOI SUR LES CORPORATIONS COMMERCIALES
CERTIFICAT DE MODIFICATION
(ARTICLE 26, 117)

HIGH PLAINS URANIUM, INC.

Name of Corporation / Raison sociale de la corporation

617007

Corporation Number / Numéro de la corporation

I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended
JE CERTIFIE que les statuts de la corporation mentionée ci-dessus ont été modifiés

(a) under Section 11 of the Business Corporations Act in accordance with the attached notice;
en vertu de l'article 11 de la Loi sur les corporations commerciales conformément à l'avis ci-joints; ☐

(b) under Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating
en vertu de l'article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de ☐

a series of shares;
modification ci-joints décrivant les actions d'une série;

(c) under Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment; or
en vertu de l'article 117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de
modification ci-joints; ou ☒

(d) under Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization.
en vertu de l'article 132 de la Loi sur les corporations commerciales de la façon indiquées dans les statuts
de réorganisation. ☐

Director
Directeur

Date of Amendment March 10, 2005
Date de modification

NEW BRUNSWICK BUSINESS CORPORATIONS ACT FORM 3 ARTICLES OF AMENDMENT (SECTION 26, 116)	NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 3 STATUTS DE MODIFICATION (ARTICLE 26,116)
1-Name of Corporation - Raison sociale de la corporation HIGH PLAINS URANIUM, INC.	2-Corporation No.-Numéro de la corporation 617007
3-The articles of the above-mentioned corporation are amended as follows:	Les statuts de la corporation mentionnée ici sont modifiés comme suit :

1. **Paragraph 6, Other Provisions, of the articles of the Corporation is deleted in its entirety.**

2. Notwithstanding subsections (1) and (2) of Section 84 of the Business Corporations Act, as from time to time in force, meetings of shareholders of the Corporation may be held at any place outside New Brunswick.

3. The pre-emptive rights provided by Section 27 of the Business Corporations Act shall not apply to the holders of any class of shares or other securities of the Corporation.

Date	Signature	Description of Office - Description du bureau
March 8 /05	[signature]	Director
FOR DEPARTMENTAL USE ONLY RÉSERVÉ AU SEUL USAGE DU MINISTÈRE		Filed -Déposé FILED [illegible] MAR 1 0 2005

45-8031 (9/01)